                                                                    EXHIBIT 10.2

                         AVONDALE FEDERAL SAVINGS BANK

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                         EFFECTIVE AS OF JUNE 10, 1996

                         AVONDALE FEDERAL SAVINGS BANK

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                               TABLE OF CONTENTS

 SECTION                                                                    PAGE
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
 ARTICLE I--PURPOSE; EFFECTIVE DATE........................................   4
 ARTICLE II--DEFINITIONS
    2.1  "Accrued Benefit"................................................    4
    2.2  "Beneficiary"....................................................    4
    2.3  "Board"..........................................................    4
    2.4  "Change in Control"..............................................    4
    2.5  "Committee:......................................................    5
    2.6  "Company"........................................................    5
    2.7  "Disability" or "Disabled".......................................    5
    2.8  "Early Retirement Date"..........................................    5
    2.9  "Employee".......................................................    5
    2.10 "Employer".......................................................    5
    2.11 "Normal Retirement Date".........................................    5
    2.12 "Participant"....................................................    5
    2.13 "Participation Agreement"........................................    5
    2.14 "Plan Administrator".............................................    5
    2.15 "Spouse".........................................................    5
    2.16 "Supplemental Retirement Benefit"................................    5
    2.17 "Voting Securities"..............................................    5
 ARTICLE III--PARTICIPATION AND VESTING
    3.1  Eligibility......................................................    5
    3.2  Vesting..........................................................    6
 ARTICLE IV--SUPPLEMENTAL RETIREMENT BENEFITS
    4.1  Normal Retirement Benefit........................................    6
    4.2  Early Retirement Benefit.........................................    6
    4.3  Disability Retirement Benefit....................................    6
    4.4  Death Prior to Termination of Employment.........................    6
 ARTICLE V--FORM OF PAYMENT
    5.1  Generally........................................................    6
    5.2  Withholding; Taxes...............................................    7
    5.3  Payment to Guardian..............................................    7
 ARTICLE VI--BENEFICIARY DESIGNATION
    6.1  Beneficiary Designation..........................................    7
    6.2  Amendments.......................................................    7
    6.3  No Participant Beneficiary Designation...........................    7
 ARTICLE VII--ADMINISTRATION
    7.1  Committee Duties.................................................    8
    7.2  Plan Administrator...............................................    8
    7.3  Agents...........................................................    8
    7.4  Binding Effect on Decisions......................................    8
    7.5  Indemnity of Committee...........................................    8


                                     10-2-2

 SECTION                                                                    PAGE
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
 ARTICLE VIII--CLAIMS PROCEDURE
    8.1   Claim...........................................................    8
    8.2   Denial of Claim.................................................    8
    8.3   Review of Claim.................................................    8
    8.4   Final Decision..................................................    8
 ARTICLE IX--TERMINATION, SUSPENSION OR AMENDMENT
    9.1   Termination, Suspension or Amendment of Plan....................    9
 ARTICLE X--FORFEITURE AND OFFSET
    10.1  Forfeitures of Benefits.........................................    9
    10.2  Offset..........................................................    9
 ARTICLE XI--MISCELLANEOUS
    11.1  Funding.........................................................    9
    11.2  Unsecured General Creditor......................................   10
    11.3  Nonassignability................................................   10
    11.4  Not a Contract of Employment....................................   10
    11.5  Protective Provisions...........................................   10
    11.6  Terms...........................................................   10
    11.7  Captions........................................................   10
    11.8  Governing Law...................................................   10
    11.9  Validity........................................................   10
    11.10 Notice..........................................................   10
    11.11 Successors......................................................   10

                                     10-2-3

                         AVONDALE FEDERAL SAVINGS BANK

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                   ARTICLE I

                            PURPOSE; EFFECTIVE DATE

  The purpose of this Supplemental Executive Retirement Plan (hereinafter referred to as the "Plan") is to provide retirement, death and disability benefits for designated key employees of Avondale Federal Savings Bank or its parent company, Avondale Financial Corp. This Plan is effective as of June 10, 1996.

                                  ARTICLE II

                                  DEFINITIONS

  For purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

  2.1 "Accrued Benefit" means, as of any date, the annual amount of Supplemental Retirement Benefit that would be payable to a Participant in the normal form of payment described in Section 5.1 of the Plan, commencing at his or her Normal Retirement Date, determined on the basis of the Participant's employment as of such date and, for an individual still employed by an Employer, as if the Participant's employment with all Employers terminated as of such date, subject to all the conditions and limitations set forth in the Participant's Participation Agreement.

  2.2 "Beneficiary" means the person, persons or entity entitled under Article VI to receive any Plan benefits payable after a Participant's death.

  2.3 "Board" means the Board of Directors of the Company.

  2.4 "Change in Control" means:

    (a) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Avondale Financial Corp. (any new director whose election by the Board or whose nomination for election by the stockholders of Avondale Financial Corp. was approved by a vote of at least 2/3rds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

    (b) Any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the Act) becomes the "beneficial owner" (as defined in Rule 13-d under the Act) of more than 25 percent of the then outstanding Voting Securities of the Company or Avondale Financial Corp.; or

    (c) The stockholders of the Company or Avondale Financial Corp. approve a merger or consolidation of the Company or Avondale Financial Corp. with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company or Avondale Financial Corp. outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50 percent of the total voting power represented by the Voting Securities of the Company or Avondale Financial Corp. or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company or Avondale Financial Corp. approve a plan of complete liquidation of the Company or Avondale Financial Corp. or an agreement for the sale or disposition by (in one transaction or a series of transactions) of all or substantially all the Company's or Avondale Financial Corp.'s assets.

                                    10-2-4

  2.5 "Committee" means the Compensation Policy Committee of the Board.

  2.6 "Company" means Avondale Federal Savings Bank, and its successors and assigns.

  2.7 "Disability" or "Disabled" means a physical or mental condition which, in the opinion of the Committee, permanently prevents an employee from satisfactorily performing employee's usual duties for the Employer. The Committee's decision as to Disability will be based upon medical reports and/or other evidence satisfactory to the Committee. In no event shall a Disability be deemed to occur or to continue after a Participant's Normal Retirement Date.

  2.8 "Early Retirement Date" means the earliest date prior to the Participant's Normal Retirement Date as of which payment of a Supplement Retirement Benefit may begin, to the extent so provided in the Participant's Participation Agreement.

  2.9 "Employee" means an individual who is employed by an Employer.

  2.10 "Employer" means the Company, or any affiliated or subsidiary corporations designated by the Board.

  2.11 "Normal Retirement Date" means the earliest date as of which a Participant is entitled to receive payment of a Supplemental Retirement Benefit that is not reduced for early commencement, to the extent so provided in the Participant's Participation Agreement.

  2.12 "Participant" means any individual who is participating or has participated in this Plan as provided in Article III.

  2.13 "Participation Agreement" means the agreement between the Committee and the Participant that sets forth the specific terms, conditions, limitations and restrictions of the Participant's Supplemental Retirement Benefit under the Plan.

  2.14 "Plan Administrator" means an individual or individuals designated by the Committee.

  2.15 "Spouse" means a Participant's wife or husband who is lawfully married to the Participant at the time of the Participant's death.

  2.16 "Supplemental Retirement Benefit" means the benefit payable to a Participant under the terms of the Plan.

  2.17 "Voting Securities" means the securities entitled to vote to elect members of the Board of Directors of an entity.

                                  ARTICLE III

                           PARTICIPATION AND VESTING

  3.1 Eligibility. The Committee shall have the sole and exclusive discretion to designate Employees eligible to participate in the Plan. An Employee who is designated by the Committee to be a Participant shall commence participation as of the date determined by the Committee and as reflected in the Participant's Participation Agreement. An Employee shall no longer be a Participant after all benefits under this Plan have been paid to the Employee. The Committee may determine that a Participant shall no longer be eligible to accrue a Supplemental Retirement Benefit under the Plan. In that event, the Participant shall be entitled to receive a Supplemental Retirement Benefit based on the Participant's Accrued Benefit calculated as of the date that the Committee makes such determination, or such later date specified by the Committee, to the extent so provided in the Participant's Participation Agreement.

                                    10-2-5

  3.2 Vesting. A Participant shall become vested in his or her Supplemental Retirement Benefit under the Plan according to the vesting schedule applicable to the Participant, to the extent so provided in the Participant's Participation Agreement, and as described in Article IV. Notwithstanding any provision of this Plan to the contrary, a Participant shall become fully vested in his or her Accrued Benefit if a Change in Control occurs.

                                  ARTICLE IV

                       SUPPLEMENTAL RETIREMENT BENEFITS

  4.1 Normal Retirement Benefit. If a Participant terminates employment with all Employers on or after his or her Normal Retirement Date and the Participant has earned an Accrued Benefit, he or she shall become fully vested in such Accrued Benefit, and the Participant's Employer shall pay to the Participant a Supplemental Retirement Benefit determined pursuant to the terms of this Plan and the Participant's Participation Agreement. Such Supplemental Retirement Benefit shall commence as of the first day of the month following the date that such employment terminates.

  4.2 Early Retirement Benefit. If a Participant terminates employment with all Employers prior to his or her Normal Retirement Date (other than under circumstances described in Section 4.3) and the Participant has earned an otherwise vested Accrued Benefit, the Participant's Employer shall pay to the Participant a Supplemental Retirement Benefit determined pursuant to the terms of this Plan and the Participant's Participation Agreement. Such Supplemental Retirement Benefit shall commence as of the later of the date that such employment terminates or the Participant's Early Retirement Date, to the extent so provided in the Participant's Participation Agreement.

  4.3 Disability Retirement Benefit. If a Participant terminates employment with all Employers prior to his or her Normal Retirement Date as a result of Disability, and the Participant has earned an Accrued Benefit, he or she shall become fully vested in such Accrued Benefit, and the Participant's Employer shall pay to the Participant a Supplemental Retirement Benefit determined pursuant to the terms of this Plan and the Participant's Participation Agreement. Such Supplemental Retirement Benefit shall commence as of the Participant's Normal Retirement Date. If the Participant ceases to be Disabled (as determined by the Committee) prior to his commencement of receipt of a Supplemental Retirement Benefit and the Participant does not return to work for an Employer, the Participant will be entitled to a Supplemental Retirement Benefit under Section 4.2.

  4.4 Death Prior to Termination of Employment. If a Participant dies while employed by an Employer or during a period of Disability and the Participant has earned an Accrued Benefit, he or she will become fully vested in such Accrued Benefit, and the Participant's Employer shall pay a survivor benefit to the Participant's Beneficiary, to the extent so provided in the Participant's Participation Agreement.

                                   ARTICLE V

                                FORM OF PAYMENT

  5.1 Generally. A Participant's Supplemental Retirement Benefit shall be paid in the normal form set forth below unless the Participant elects otherwise or a different normal form is specified in the Participant's Participation Agreement. To elect an optional form of benefit, the Participant must submit a written request to the Committee on a form prescribed by the Committee. If the Participant elects to receive a lump sum payment, the Committee must consent to such form of payment.

    (a) Normal Form of Payment. The normal form of payment will be single life annuity unless the Participant elects one of the optional forms set forth in subparagraph (b), below. Benefit payments will be made in level monthly installments.

                                    10-2-6

    (b) Optional Forms of Payment. In lieu of payment in the normal form, a Participant may elect to receive the Supplemental Retirement Benefit in one of the following optional forms.

      (i) Ten Year Certain and Life Annuity. This form will provide level monthly installments to the Participant during his or her lifetime and, if he or she dies within a period of 10 years after the commencement of payments, the same monthly amount will be paid to his or her Beneficiary for the remainder of such ten-year period.

      (ii) Joint and 50 Percent Survivor Annuity. This form will provide reduced level monthly installments to the Participant for his or her life, with a survivor annuity providing level monthly installments equal to 50% of the installments received by the Participant payable to the Participant's Beneficiary (if he or she survives the Participant) for the life of the Beneficiary.

      (iii) Lump Sum. This form will provide for a single payment to the Participant.

    Optional forms of payment shall be the actuarial equivalent of payment in the normal form according to assumptions established by the Committee or set forth in the Participant's Participation Agreement.

    (c) Commencement of Benefit Payments. The Supplemental Retirement Benefits payable to a Participant under the Plan shall commence no earlier than 30 days after the date as of which they commence, as described in
  Article IV.

  5.2 Withholding; Taxes. The Employer shall withhold from payments made hereunder any taxes required to be withheld from a Participant's wages for the federal or any state or local government.

  5.3 Payment to Guardian. If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Plan Administrator may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Plan Administrator may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Employer from all liability with respect to such benefit.

                                  ARTICLE VI

                            BENEFICIARY DESIGNATION

  6.1 Beneficiary Designation. The Participant shall designate any persons or entity as his or her Beneficiary (including a secondary Beneficiary in the case of amounts payable without regard to whether a Beneficiary survives the Participant) to whom benefits under this Plan will be paid in the event of the Participant's death. Each Beneficiary designation shall be in a written form prescribed by the Plan Administrator, and will be effective only when filed with the Plan Administrator during the Participant's lifetime.

  6.2 Amendment. Any Beneficiary designation may be changed by a Participant without the consent of any designated Beneficiary by the filing of a new Beneficiary designation with the Plan Administrator. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed.

  6.3 No Participant Beneficiary Designation. In the absence of an effective Beneficiary designation, then the Participant's designated Beneficiary shall be deemed to be the person or persons surviving the Participant in the first of the following classes in which there is a survivor:

    (a) The surviving Spouse;

    (b) The Participant's children, except that if any of the children predecease the Participant but leave issue surviving, then such issue shall take by right of representation the share their parent would have taken if living;

    (c) The Participant's estate.

                                    10-2-7

                                  ARTICLE VII

                                ADMINISTRATION

  7.1 Committee Duties. This Plan shall be supervised by the Committee. The Committee shall have the full power and authority in its discretion to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretation of this Plan, as may arise in connection with the Plan. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

  7.2 Plan Administrator. The Plan Administrator shall direct the day-to-day administration of the Plan and shall act as agent of the Committee in the operation of the Plan.

  7.3 Agents. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to an Employer.

  7.4. Binding Effect on Decisions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

  7.5 Indemnity of Committee. The Employers shall indemnify and hold harmless the members of the Committee and the Plan Administrator against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

                                 ARTICLE VIII

                               CLAIMS PROCEDURE

  8.1 Claim. Any person claiming a benefit, requesting an interpretation of ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Plan Administrator, which shall respond in writing within 30 days.

  8.2 Denial of Claim. If the claim or request is denied, the written notice of denial shall state:

    (a) The reason for denial, with specific reference to the Plan provisions on which the denial is based.

    (b) A description of any additional material or information required and an explanation of why it is necessary.

    (c) An explanation of the Plan's claim review procedure.

  8.3 Review of Claim. Any person whose claim or request is denied or who has not received a response within 30 days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

  8.4 Final Decision. The decision on review shall normally be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reason and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

                                    10-2-8

                                  ARTICLE IX

                     TERMINATION, SUSPENSION OR AMENDMENT

  9.1 Termination, Suspension or Amendment of Plan. The Board may, in its sole discretion, terminate or suspend this Plan at any time or from time to time, in whole or in part. The Board may amend this Plan at any time, or from time to time. Any amendment may provide different benefits or amounts of benefits from those herein set forth. However, no such termination, suspension or amendment shall reduce the amount of any Participant's Accrued Benefit and/or his or her vested interest therein, as of the effective date thereof. In addition, and subject to the applicable Participation Agreement, a Participant's service with an Employer shall continue to be considered for purposes of vesting in his or her Accrued Benefit for periods of employment with an Employer after the Plan terminates if the Employee was an Employee on the date that the Plan terminated.

                                   ARTICLE X

                             FORFEITURE AND OFFSET

10.1 Forfeitures of Benefits. Notwithstanding any other provision of the Plan, future payment of a Supplemental Retirement Benefit hereunder to a Participant or Beneficiary may, to the extent so provided in the Participant's Participation Agreement, be discontinued and forfeited, and no Employer will have any further obligation hereunder to such Participant or Beneficiary. Events which may result in forfeiture include, but are not limited to, the following:

    (a) The Participant is discharged from employment with an Employer for cause;

    (b) The Participant engages in competition with the Employer within a certain period of years (to the extent so provided in the Participant's Participation Agreement) after his or her employment with all Employers terminates; or

    (c) The Participant performs acts of willful malfeasance or gross negligence in a matter of material importance to an Employer, and such acts are discovered at any time prior to the date of death of the Participant.

  A Participant's Participation Agreement may include additional forfeiture events.

  10.2 Offset. If the Participant receives any other retirement-type benefits funded by an Employer, regardless of the source, including, but not limited to Social Security benefits and payments from a tax-qualified retirement plan sponsored by an Employer, the Plan Administrator shall offset such payments against any Supplemental Retirement Benefit otherwise payable under the Plan, to the extent so provided in the Participant's Participation Agreement.

                                  ARTICLE XI

                                 MISCELLANEOUS

  11.1 Funding. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of an Employer for payment of any benefits hereunder. In addition, this Plan is intended to be an "unfunded plan" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended, and maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees for purposes of ERISA. No Participant, Beneficiary or any other person shall have any interest in any particular assets of an Employer by reason of the right to receive a benefit under the Plan.

                                    10-2-9

  11.2 Unsecured General Creditor. In the event of an Employer's insolvency, Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Employer. In that event, any and all of the Employer's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Employer. An Employer's obligation under the Plan shall be that of an unfunded and unsecured promise of the Employer to pay money in the future.

  11.3 Nonassignability. No Participant, Beneficiary or any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt of the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgment, alimony or separate maintenance owed by a Participant, Beneficiary or any other person, nor be transferable by operation of law in the event of a Participant's Beneficiary's or any other person's bankruptcy or insolvency.

  11.4 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between an Employer and the Participant, and the Participant (or his Beneficiary) shall have no rights against the Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge him at any time.

  11.5 Protective Provisions. A Participant will cooperate with an Employer by furnishing any and all information requested by the Employer, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Employer may deem necessary and taking such other action as may be requested by the Employer.

  11.6 Terms. Whenever any words are used herein the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

  11.7 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

  11.8 Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Illinois.

  11.9 Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

  11.10 Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to any member of the Committee, the Plan Administrator or the Secretary of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

  11.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Employers and their successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of an Employer, and successors of any such corporation or other business entity.

                                    10-2-10

  In Witness Whereof, and pursuant to resolution of the Board of Directors of Avondale Federal Savings Bank, this instrument has been executed by its duly authorized officers effective as of June 10, 1996.

                                          AVONDALE FEDERAL SAVINGS BANK

                                          By: _________________________________
                                                  Chairman of the Board

                                          By: _________________________________
                                                        Secretary

                                          Dated: ______________________________

                                    10-2-11

                         AVONDALE FEDERAL SAVINGS BANK

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Plan Concept               The Plan will provide a Supplemental Executive
                           Retirement ("SERP") benefit, at normal retirement age, if service requirements are met with Avondale
                           Federal Savings Bank ("AFSB" or "the Company").

Participation              Discretionary. Initially, only the CEO will be a
                           participant. Additional participants will be determined by the Board of Directors.

Annual Benefit Payments    Annual benefit payment is equal to $225,000.

Benefit Payment Start      Benefit payments will begin immediately following
Date                       the Participant's retirement from the Company.

Benefit Payment End Date   Benefit payments will end at the later of the
                           Participant's death or the survivor's death (if the survivorship payment option is chosen).

Normal Retirement Age      Normal retirement age is 62.

Early Retirement           The Participant may retire prior to age 62 with an
                           actuarial reduction in vested benefits to account for the increased period of payments. The reduction will be .5% per full month.

Effective Date(s)          The Plan is effective as of June 10, 1996 (the date
                           of Board approval).

Plan Funding               The Plan is unfunded.

Administration             Board of Directors (or Board Compensation Policy
                           Committee) shall be responsible for administration and operation of the Plan.

Offset There is no benefit reduction for any qualified plan distributions.

Vesting Each Participant will vest in Plan benefits over a four year period as follows:

                                                    INCREMENTAL         CUMULATIVE
                 YEAR                            VESTING PERCENTAGE VESTING PERCENTAGE
                 ----                            ------------------ ------------------
                 1996...........................         10%                10%
                 1997...........................         20%                30%
                 1998...........................         30%                60%
                 1999...........................         40%               100%

                                    10-2-12